As filed with the Securities and Exchange Commission on March 31, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

MAGAL SECURITY SYSTEMS LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	8413	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 70, Industrial Zone Yehud 5621617, Israel Tel: +972-3-5391444
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Senstar Inc. 13800 Coppermine Road, Second Floor Herndon, Virginia 20171 Attention: President Tel: 703-463-3088
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232	Doron Kerbel, Adv. General Counsel Magal Security Systems Ltd. P.O. Box 70, Industrial Zone Yehud 5621617, Israel Tel: +972-3-5391444 Fax: +972-3-5366245	Tuvia J. Geffen, Adv. Idan Lidor, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972 3-623-5000 Fax: +972-3-623-5005

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statements becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐    

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐   

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, NIS 1.00 par value per share	898,203 shares	$7.16	$6,431,133.48	$745.37

(1)
This registration statement shall also cover any additional ordinary shares that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding ordinary issuable upon exercise of warrants previously issued to the selling shareholders.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s ordinary shares reported as of March 28, 2017 on the Nasdaq Global Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
____________________

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2017

PRELIMINARY PROSPECTUS

898,203 Ordinary Shares

MAGAL SECURITY SYSTEMS LTD.

This prospectus relates to the resale or other disposition, from time to time, by the selling shareholders identified in this prospectus or their pledgees, donees, transferees, or other successors in interest of up to 898,203 ordinary shares of Magal Security Systems Ltd. or Magal, issuable upon the exercise of warrants issued to the selling shareholders. The warrants were issued in connection with our acquisition of CyberSeal Ltd. (previously known as Websilicon Ltd) in January 2013 and have an exercise price of NIS 15.46272 (approximately $4.28) per ordinary share. Our ordinary shares trade on the Nasdaq Global Market under the symbol “MAGS.” On March 30, 2017, the last reported sale price of our ordinary shares on the NASDAQ Global Market was $7.56 per share.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will pay the expenses related to the registration of the ordinary shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur. See “Plan of Distribution” for additional information

We are not offering any ordinary shares for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the ordinary shares covered hereby. However, we will receive the exercise price of any warrants exercised for cash.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 31, 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. The ordinary shares offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the offered ordinary shares. Each time the selling shareholders sell any of these offered ordinary shares, they will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that sale. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to "the Company," “Magal,” "we," "us" and "our" refer to Magal Security Systems Ltd., a company organized under the laws of the State of Israel, and its wholly owned subsidiaries. All references in this prospectus to “dollars” or “$” are to United States dollars, and all references to “Shekels” or “NIS” are to New Israeli Shekels.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the federal securities laws. The use of the words “projects,” “expects,” “may,” “plans” or “intends,” or words of similar import, identifies a statement as “forward-looking.” The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the assumption that the Company will not lose a significant customer or customers or experience increased fluctuations of demand or rescheduling of purchase orders, that our markets will be maintained in a manner consistent with our historical experience, that our products will remain accepted within their respective markets and will not be replaced by new technology, that competitive conditions within our markets will not change materially or adversely, that we will retain key technical and management personnel, that our forecasts will accurately anticipate market demand, and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In addition, our business and operations are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus at “Risk Factors.”  We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the ordinary shares that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a leading international provider of solutions and products for physical and video security solutions, as well as site management. Over the past 45 years, we have delivered our products as well as tailor-made security solutions and turnkey projects to customers in over 80 countries under some of the most challenging conditions. We offer comprehensive integrated solutions for critical sites, which leverage our broad portfolio of homegrown PIDS (Perimeter Intrusion Detection Systems), advanced VMS (Video Management Software) with native IVA (Intelligent Video Analytics) security solutions. Our broad portfolio of critical infrastructure protection and site protection technologies includes a variety of smart barriers and fences, fence mounted sensors, virtual gates, buried and concealed detection systems and sophisticated sensors for sub-surface intrusion such as to secure pipelines, as well as advanced video analytics software and video management systems. Our turnkey solutions are typically integrated and managed by sophisticated modular command and control software, supported by expert systems for real-time decision support.

We were incorporated under the laws of the State of Israel in 1984.  Our principal executive offices and primary manufacturing and research and development facilities are located near Tel Aviv, Israel, in the Yehud Industrial Zone.  Our mailing address is P.O. Box 70, Industrial Zone, Yehud 5621617, Israel and our telephone number is +972-3-5391444.  Our agent for service of process in the United States is our subsidiary, Senstar Inc., 13800 Coppermine Road, Second Floor, Herndon, Virginia 20171.  Our address on the Internet is www.magal-S3.com.  The information on our website is not incorporated by reference and should not be considered as part of this prospectus.

THE OFFERING

Ordinary shares offered	898,203 shares (issuable upon exercise of the warrants).
NASDAQ Global Market symbol	“MAGS”
Use of proceeds	We will not receive any proceeds from the sale of the ordinary shares offered hereby. To the extent any warrants are exercised, we will receive the proceeds from such warrant exercises.
Ordinary shares outstanding as of March 28, 2017	22,921,848 shares
Risk factors
Prospective investors should carefully consider the Risk Factors incorporated by reference into this prospectus for a discussion of certain factors that should be considered before buying the ordinary shares offered hereby.

RISK FACTORS

An investment in our securities is speculative and involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the SEC, as revised  or supplemented by our reports filed with or furnished to the SEC since the filing of our most recent Annual Report on Form 20-F and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus

USE OF PROCEEDS

  We will not receive any proceeds from the sale of the ordinary shares offered hereby. To the extent that we will receive cash upon exercise of the warrants ($3,840,891 if exercised in full), we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2016: (i) on an actual basis and (ii) on an as adjusted  basis to give effect to the issuance of 898,203 ordinary shares after receiving payment of the exercise price of the warrants and after deducting the offering expenses, and the application of our net proceeds from the receipt of the warrants exercise price as described under the heading “Use of Proceeds.”

The following table should be read in conjunction with our financial statements and related notes, which are incorporated by reference into this prospectus.

	As of December 31,
	Actual	As Adjusted
	(U.S. dollars in thousands) Unaudited

Current:
Cash and cash equivalents	$19,692	$23,533
Short-term bank deposits	31,036	31,036
Restricted deposits	1,809	1,809
Total cash and cash equivalents, short-term bank deposits and restricted deposits	52,537	56,378

Liabilities:
Total current liabilities	21,288	21,302
Total long-term liabilities	2,787	2,787
Total liabilities	24,075	24,089

Shareholder’s Equity:
Share capital:
Ordinary shares of NIS 1.00 par value; Authorized: 39,748,000 shares at December 31, 2016; Issued and outstanding: 22,894,348 shares at December 31, 2016	6,679	6,927
Additional paid-in capital	93,441	97,034
Accumulated other comprehensive income (loss)	(1,923)	(1,923)
Foreign currency translation adjustments (Magal’s standalone financial statements)	412	412
Retained earnings (accumulated deficit)	(16,600)	(16,614)

Total Magal shareholders’ equity	82,009	85,836
Non-controlling interest	(91)	(91)

Total shareholders’ equity	81,918	85,745

Total liabilities and shareholders’ equity	$105,993	$109,834

DIVIDEND POLICY

We currently intend to retain future earnings for use in our business and do not anticipate paying cash dividends on our ordinary shares in the foreseeable future.  Future dividend distributions are subject to the discretion of our board of directors and will depend on a number of factors, including our operating results, future capital resources available for distribution, capital requirements, financial condition, the tax implications of dividend distributions on our income, future prospects and any other factors our board of directors may deem relevant.

The distribution of dividends also may be limited by Israeli law, which permits the distribution of dividends only out of profits (as defined by the Israeli Companies Law) or otherwise upon the permission of the court, and only if the board of directors determines that such distribution will not jeopardize the ability of the company to repay its debts on the due date thereof.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares have traded on the NASDAQ Global Market under the symbol “MAGS” since our initial public offering in 1993.  Our ordinary shares also traded on the Tel Aviv Stock Exchange from July 1, 2001 to November 30, 2011.

Annual Share Information

The following table sets forth, for each of the years indicated, the high and low market prices of our ordinary shares on the NASDAQ Global Market:

	High	Low
2012	$5.68	$3.26
2013	$4.93	$3.16
2014	$5.87	$3.38
2015	$5.80	$4.01
2016	$6.02	$4.06

Quarterly Share Information

The following table sets forth, for each of the financial quarters in the years indicated, the high and low market prices of our ordinary shares on the NASDAQ Global Market:

	High	Low
2015
First Quarter	$5.80	$4.71
Second Quarter	$5.37	$4.31
Third Quarter	$4.50	$4.01
Fourth Quarter	$5.08	$4.08

2016
First Quarter	$4.97	$4.06
Second Quarter	$5.00	$4.49
Third Quarter	$5.48	$4.22
Fourth Quarter	$6.02	$4.15

2017
First Quarter (through March 30, 2017)	$7.85	$5.25

Monthly Stock Information

The following table sets forth, for the most recent six months, the high and low market prices of our ordinary shares on the NASDAQ Global Market:

	High	Low

October 2016	$4.63	$4.15
November 2016 `	$6.02	$4.41
December 2017	$5.84	$4.96
January 2017	$7.13	$5.25
February 2017	$7.41	$6.33
March 2017 (through March 30, 2017)	$7.85	$6.26

The last sale price of our ordinary shares on the NASDAQ Global Market on March 30, 2017 was $7.56 per ordinary share.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of    ordinary shares  issuable upon exercise of the warrants issued in connection with our acquisition of CyberSeal Ltd. (previously known as Websilicon Ltd) in January 2013. The table below presents information regarding the selling shareholders, the ordinary shares beneficially owned prior to this offering and the ordinary shares that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the ordinary shares covered hereby. The selling shareholders may not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the ordinary shares covered by this prospectus will be sold by the selling shareholders.

	Beneficial Ownership(1)
	Number of	Percent		Number of	Percent
	Shares	of		Shares	of
	Beneficially	Class	Number of	Beneficially	Class
	Owned Prior	Prior	Shares	Owned	After
Name of Selling	to the	to the	Offered	After this	this
Shareholder (2)	Offering	Offering	Hereby (3)	Offering	Offering
Yosef Appleboum (4)	299,401	1.3%	299,401	-	-
Bentsi Ben Atar (5)	299,401	1.3%	299,401	-	-
Iftah Bratspies (6)	299,401	1.3%	299,401	-	-

(1)
Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire ordinary shares within 60 days of March 30, 2017. Percentage ownership is based on an aggregation of the 22,921,848 ordinary shares issued and outstanding as of March 28, 2017 and assumes issuance and sale of ordinary shares issuable upon exercise of the warrants.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and our records.

(3)	Issuable pursuant to the warrants issued to the selling shareholder in connection with the acquisition of CyberSeal in 2013.

(4)	The address for Mr. Applebaum is 1002 Farm Haven Drive, Rockville, MD 20852.

(5)	The address for Mr. Ben Atar is 5 Haimaot St., Ness-Ziona, Israel.

(6)	The address for Mr. Bratspies is 11 Maharal St., Tel-Aviv, Israel.

PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon exercise of the warrants to permit the resale of the ordinary shares by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the ordinary shares offered by them will be the aggregate purchase price of the ordinary shares less aggregate discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act without the Company being in compliance with the reporting requirements set forth under Rule 144(d)(1)(i).

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of 39,748,000 ordinary shares, par value NIS 1.00 each. As of March 28, 2017, 22,921,848 ordinary shares were issued and outstanding.  All our ordinary shares have the same rights, preferences and restrictions, some of which are detailed below.  At the general meeting of shareholders, our shareholders may, subject to certain provisions detailed below, create different classes of shares, each class bearing different rights, preferences and restrictions.

The rights attached to the ordinary shares are as follows:

Dividends Rights.  Holders of ordinary shares are entitled to participate in the payment of dividends in accordance with the amounts paid‑up or credited as paid up on the nominal value of such ordinary shares at the time of payment (without taking into account any premium paid thereon).  However, under Article 13 of our Articles of Association no shareholder will be entitled to receive any dividends until the shareholder has paid all calls then currently due and payable on each ordinary share held by such shareholder.

The board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of the retained earnings, in accordance with the provisions of the Israeli Companies Law.  Declaration of a final dividend requires the approval by ordinary resolution of our shareholders at a general meeting of shareholders.  Such resolution may reduce but not increase the dividend amount recommended by the board of directors.  Dividends may be paid, in whole or in part, by way of distribution of dividends in kind.

Voting Rights.  Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Generally, resolutions are adopted at the general meeting of shareholders by an ordinary resolution, unless the Israeli Companies Law or our Articles of Association require an extraordinary resolution.  An ordinary resolution, such as a resolution approving the declaration of dividends or the appointment of auditors, requires approval by the holders of a simple majority of the shares represented at the meeting, in person or by proxy, and voting on the matter.  An extraordinary resolution requires approval by the holders of at least 75% of the shares represented at the meeting, in person or by proxy, and voting on the matter.  The primary resolutions required to be adopted by an extraordinary resolution of the general meeting of shareholders are resolutions to:

•	amend the Memorandum of Association or Articles of Association;

•	change the share capital, for example by increasing or canceling the authorized share capital or modifying the rights attached to shares; and

•	approve mergers, consolidations or winding up of our company.

Our Articles of Association do not contain any provisions regarding a classified board of directors or cumulative voting for the election of directors.  Pursuant to our Articles of Association, our directors (except the external directors) are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting and hold office until the next annual general meeting of shareholders and until their successors have been elected.  All the members of our board of directors (except the external directors) may be reelected upon completion of their term of office.

Rights to Share in the Company’s Profits.  Our shareholders have the right to share in our profits distributed as a dividend or any other permitted distributions.

Liquidation Rights.  Article 111 of our Articles of Association provides that upon any liquidation, dissolution or winding-up of our company, our remaining assets will be distributed pro-rata to our ordinary shareholders.

Redemption.  Under Article 38 of our Articles of Association, we may issue redeemable stock and redeem the same.

Capital Calls.  Under our memorandum of association and the Israeli Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Modifications of Share Rights

The rights attached to a class of shares may be altered by an extraordinary resolution of the general meeting of shareholders, provided the holders of 75% of the issued shares of that class approve such change by the adoption of an extraordinary resolution at a separate meeting of such class, subject to the terms of such class.  The provisions of the Articles of Association pertaining to general meetings of shareholders also apply to a separate meeting of a class of shareholders.  Shares which confer preferential or subordinate rights relating to, among other things, dividends, voting, and payment of capital may be created only by an extraordinary resolution of the general meeting of shareholders.

General Meetings of Shareholders

Under the Israeli Companies Law, a company must convene an annual meeting of shareholders at least once every calendar year and within 15 months of the last annual meeting.  Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required.  Our board of directors may, in its discretion, convene additional meetings as “special general meetings.”  In addition, the board must convene a special general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

A shareholder present, in person or by proxy, at the commencement of a general meeting of shareholders may not seek the cancellation of any proceedings or resolutions adopted at such general meeting of shareholders on account of any defect in the notice of such meeting relating to the time or the place thereof.  Shareholders who are registered in our register of shareholders at the record date may vote at the general meeting of shareholders.  The record date is set in the resolution to convene the general meeting of shareholders, provided, however, that such record date must be between 14 to 21 days or, in the event of a vote by ballots, between 28 to 40 days prior the date the general meeting of shareholders is held.

The quorum required for a general meeting of shareholders consists of at least two record shareholders, present in person or by proxy, who hold, in the aggregate, at least one third of the voting power of our outstanding shares.  A general meeting of shareholders will be adjourned for lack of a quorum after half an hour from the time appointed for such meeting to the same day in the following week at the same time and place or any other time and place as the board of directors designates in a notice to the shareholders.  At such reconvened meeting, if a quorum is not present within half an hour from the time appointed for such meeting, two or more shareholders, present in person or by proxy, will constitute a quorum.  The only business that may be considered at an adjourned general meeting of shareholders is the business that might have been lawfully considered at the general meeting of shareholders originally convened and the only resolutions that may be adopted are the resolutions that could have been adopted at the general meeting of shareholders originally convened.

Limitations on the Right to Own Our Securities

Neither our Memorandum or Articles of Association nor the laws of the State of Israel restrict in any way the ownership or voting of our ordinary shares by non-residents, except that the laws of the State of Israel may restrict the ownership of ordinary shares by residents of countries that are in a state of war with Israel.

Provisions Restricting a Change in Control of Our Company

The Israeli Companies Law requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction.  The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that after the merger the surviving company will be able to fulfill its obligations towards its creditors.  Each company must notify its creditors about the contemplated merger.  Under our Articles of Association, such merger must be approved by a resolution of the shareholders, by a majority of 75% of the shares represented and voting at the general meeting.  The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the Israeli Companies Law and regulations promulgated thereunder.  For purposes of the shareholders’ approval, the merger will not be deemed as granted unless the court determines otherwise, if it is not supported by the majority of the shares represented at the general meeting, other than those shares that are held by the other party to the merger or by any shareholder holding 25% or more of the outstanding share capital of Magal or the right to appoint 25% or more of the members of the board of directors.

The Israeli Companies Law also provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a 25% or greater shareholder of the company and there is no existing 25% or greater shareholder in the company.  An acquisition of shares of a public company must also be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% or greater shareholder of the company and there is no existing 45% or greater shareholder in the company.  These requirements do not apply if the acquisition (i) was made through a private placement that received shareholder approval, (ii) was from a 25% shareholder of the company and resulted in the acquirer becoming a 25% shareholder of the company or (iii) was from a 45% shareholder of the company and resulted in the acquirer becoming a 45% shareholder of the company.  The special tender offer must be extended to all shareholders but, the offer may include explicit limitations allowing the offeror not to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  The special tender offer may be effected only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of the outstanding shares, the acquisition must be made by means of a tender offer for the entire outstanding shares.  In such event, if less than 5% of the outstanding shares are not tendered in the tender offer, all the shares of the company will be deemed as tendered and sold.  However, if more than 5% of the outstanding shares are not tendered in the tender offer, then the acquirer may not acquire any shares at all.  The law provides for appraisal allowing any shareholder to file a motion to the court within six months following the consummation of a full tender offer.  However, in the event of a full tender offer, the offeror may determine that any shareholder who accepts the offer will not be entitled to appraisal rights.  Such determination will be effective only if the offeror or the company has timely published all the information that is required to be published in connection with such full tender offer pursuant to all applicable laws.

In addition, the purchase of 25% or more of the outstanding share capital of a company or the purchase of substantial assets of a company requires, under certain conditions, the approval of the Restrictive Practices Authority.  Furthermore, if the target company has received tax incentives of grants from the Office of the Chief Scientist, changes in ownership may require also the approval of the tax authorities or the Office of the Chief Scientist, as applicable.

Finally, in general, Israeli tax law treats stock-for-stock acquisitions less favorably than does U.S. tax law.  Israeli tax law has been amended to provide for tax deferral in specified acquisitions, including transactions where the consideration for the sale of shares is the receipt of shares of the acquiring company.  Nevertheless, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a foreign corporation to immediate taxation or to taxation before his investment in the foreign corporation becomes liquid, although in the case of shares of a foreign corporation that are traded on a stock exchange, the tax may be postponed subject to certain conditions.

 Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Non-residents of Israel who purchase our ordinary shares may freely convert all amounts received in Israeli currency in respect of such ordinary shares, whether as a dividend, liquidation distribution or as proceeds from the sale of the ordinary shares, into freely-repatriable non-Israeli currencies at the rate of exchange prevailing at the time of conversion (provided in each case that the applicable Israeli income tax, if any, is paid or withheld).

Until May 1998, Israel imposed extensive restrictions on transactions in foreign currency. These restrictions were largely lifted in May 1998.  Since January 1, 2003, all exchange control restrictions have been eliminated (although there are still reporting requirements for foreign currency transactions).  Legislation remains in effect, however, pursuant to which currency controls can be imposed by administrative action at any time.

 The State of Israel does not restrict in any way the ownership or voting of our ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

TAXATION

The below discussion does not purport to be an official interpretation of the tax law provisions mentioned therein or to be a comprehensive description of all tax law provisions which might apply to our securities or to reflect the views of the relevant tax authorities, and it is not meant to replace professional advice in these matters. The below discussion is based on current, applicable tax law, which may be changed by future legislation or reforms. Non-residents should obtain professional tax advice with respect to the tax consequences under the laws of their countries of residence of holding or selling our securities.

Israeli Capital Gains Tax

As of January 1, 2012, an individual is subject to a 25% tax rate on real capital gains derived from the sale of shares, as long as the individual is not a "substantial shareholder" (generally a shareholder who is the owner of 10% or more in the right to profits, right to nominate a director (or an officer), voting rights, right to receive assets upon liquidation, or right to instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), and all regardless of the source of such right) in the company issuing the shares.

A substantial shareholder individual will be subject to tax at a rate of 30% in respect of real capital gains derived from the sale of shares issued by the company in which he or she is a substantial shareholder. The determination of whether the individual is a substantial shareholder will be made on the date that the securities are sold. In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding this date he had been a substantial shareholder.

For gains derived from the sale of an asset acquired before January 1, 2012, and sold on or after such date, other rates of tax will apply depending upon the length of time for which the asset was held.

Non-Israeli residents are exempt from Israeli capital gains tax on any gains derived from the sale of shares in an Israeli corporation, provided such gains do not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli resident corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In some instances where our shareholders may be liable to Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.

Pursuant to the treaty between the Governments of the United States and Israel with respect to taxes on income, or the U.S.-Israel tax treaty, the sale, exchange or disposition of our ordinary shares by a person who qualifies as a resident of the United States under the treaty and who is entitled to claim the benefits afforded to him by the treaty, will generally not be subject to Israeli capital gains tax. This exemption shall not apply to a person who held, directly or indirectly, shares representing 10% or more of the voting power in our company during any part of the 12 month period preceding the sale, exchange or disposition, subject to certain conditions. A sale, exchange or disposition of our shares by a U.S. resident qualified under the treaty, who held, directly or indirectly, shares representing 10% or more of the voting power in our company at any time during the preceding 12 month period would be subject to Israeli tax, to the extent applicable; however, under the treaty, this U.S. resident would be permitted to claim a credit for these taxes against the U.S. income tax with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. In addition, in the event that (1) the capital gains arising from the sale of our company's shares will be attributable to a permanent establishment of the shareholder located in Israel, or (2) the shareholder, being an individual, will be present in Israel for a period or periods aggregating 183 days or more during a taxable year, the aforesaid exemption shall not apply.

Israeli Tax on Dividend Income

Non-Israeli residents are subject to income tax on income accrued or derived from sources in Israel.  These sources of income include passive income such as dividends, royalties and interest, as well as active income from services rendered in Israel.  On distributions of dividends other than bonus shares, or stock dividends, to Israeli individuals and foreign resident individuals and corporations we would be required to withhold income tax at the rate of 25% (or 30% in the case that such person is a substantial shareholder at the time receiving the dividend or on any date in the 12 months preceding such date).  If the income out of which the dividend is being paid is attributable to an Approved Enterprise under the Law for the Encouragement of Capital Investments, 1959, the rate is 15%.  Under the 2013 Amendment, beginning in 2014, dividends paid out of income attributable to a Preferred Enterprise will be subject to a withholding tax rate of 20%. However, if such dividends are paid to an Israeli company, no tax is required to be withheld. A different rate may be provided for in a treaty between Israel and the shareholder’s country of residence.  Under the U.S.-Israel tax treaty, if the income out of which the dividend is being paid is not attributable to an Approved Enterprise, then income tax with respect to shareholders that are U.S. corporations holding at least 10% of our voting power in the twelve-month period preceding the distribution of such dividends, is required to be withheld at the rate of 12.5%.

Residents of the United States will generally have taxes in Israel withheld at source. Such persons generally would be entitled to a credit or deduction for United States Federal income tax purposes for the amount of such taxes withheld, subject to limitations applicable to foreign tax credits.

OFFERING EXPENSES

We estimate the following expenses in connection with this prospectus:

SEC Registration Fee	$734
Legal fees and expenses	10,000
Accountants’ fees and expenses	1,000
Miscellaneous	2,500
Total	$14,234

LEGAL MATTERS

The validity of the ordinary shares offered hereby and other legal matters relating to Israeli law will be passed upon for us by Naschitz, Brandes, Amir & Co., Tel Aviv, Israel.  Certain legal matters relating to United States law will be passed upon for us by Carter Ledyard & Milburn LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016 included in our Annual Report on Form 20-F for the year ended December 31, 2016 and incorporated herein by reference, have been audited by Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon dated March 29, 2017 incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2016.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933 is Senstar Inc., 13800 Coppermine Road, Second Floor, Herndon, Virginia 20171.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, all of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets, all of our directors and officers and the Israeli experts named in this prospectus are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

 We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws if they determine that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim.  There is little binding case law in Israel addressing these matters.  If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process.  Certain matters of procedure will be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a final U.S. judgment in a civil matter, including judgments based upon the civil liability provisions of the U.S. securities laws and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment is enforceable in the state in which it was given;

•	the judgment was rendered by a court of competent jurisdiction under the rules of private international law prevailing in Israel;

•	the laws of the state in which the judgment was given provides for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the State of Israel;

•	the judgment was not obtained by fraudulent means and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

We have irrevocably appointed our U.S. subsidiary, Senstar Inc., as our agent to receive service of process in any action against us in any federal court or court of the State of Delaware arising out of offerings pursuant to this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that we file with the SEC. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference the documents listed below, and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2016;

•	Our Reports on Form 6-K furnished to the SEC on January 12,2017 and February 6, 2017;

•	Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement;

•	Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by the prospectus; and

•	The description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2016.

We filed a registration statement on Form F-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act. As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Magal Security Systems Ltd.
P.O. Box 70, Industrial Zone
Yehud 56100, Israel
Attention: Doron Kerbel, General Counsel
 Tel: (972)(3)539-1444

MAGAL SECURITY SYSTEMS LTD.

 898,203 ORDINARY SHARES

____________________________

PROSPECTUS

 ____________________________

You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

__________, 2017

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.     Indemnification of Directors and Officers

Exculpation of Office Holders

The Israeli Companies Law provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his or her fiduciary duty.  If permitted by its articles of association, a company may exculpate in advance an office holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in the event of distributions.

Office Holders’ Insurance

Israeli law provides that a company may, if permitted by its articles of association, enter into a contract to insure its office holders for liabilities incurred by the office holder with a respect to an act performed in his or her capacity as an office holder, as a result of: (i) a breach of the office holder’s duty of care to the company or another person; (ii) a breach of the office holder’s fiduciary duty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that the act would not prejudice the company’s interests; and (iii) a financial liability imposed upon the office holder in favor of another person.

Indemnification of Office Holders

Under Israeli law a company may, if permitted by its articles of association, indemnify an office holder for acts performed by the office holder in such capacity for (i) a monetary liability imposed upon the office holder in favor of another person by any court judgment, including a settlement or an arbitration award approved by a court; (ii) reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the office holder or the imposition of any monetary liability in lieu of criminal proceedings, or concluded without the filing of an indictment against the office holder and a monetary liability was imposed on him or her in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent; and (iii) reasonable litigation expenses, including attorneys’ fees, actually incurred by the office holder or imposed upon the office holder by a court: in an action, suit or proceeding brought against the office holder by or on behalf of the company or another person, or in connection with a criminal action in which the office holder was acquitted, or in connection with a criminal action in which the office holder was convicted of a criminal offence that does not require proof of criminal intent.

Israeli law provides that a company’s articles of association may permit the company to (a) indemnify an office holder retroactively, following a determination to this effect made by the company after the occurrence of the event in respect of which the office holder will be indemnified; and (b) undertake in advance to indemnify an office holder, except that with respect to a monetary liability imposed on the office holder by any judgment, settlement or court-approved arbitration award, the undertaking must be limited to types of occurrences, which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable due to the company’s activities and to an amount or standard that the board of directors has determined is reasonable under the circumstances.

Limitations on Exculpation, Insurance and Indemnification

The Israeli Companies Law provides that neither a provision of the articles of association permitting the company to enter into a contract to insure the liability of an office holder, nor a provision in the articles of association or a resolution of the board of directors permitting the indemnification of an office holder, nor a provision in the articles of association exculpating an office holder from duty to the company shall be valid, where such insurance, indemnification or exculpation relates to any of the following: (i) a breach by the office holder of his fiduciary duty unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (ii) a breach by the office holder of his duty of care if such breach was committed intentionally or recklessly, unless the breach was committed only negligently; (iii) any act or omission done with the intent to unlawfully yield a personal benefit; or (iv) any fine or forfeiture imposed on the office holder.

Pursuant to the Israeli Companies Law, exculpation of, procurement of insurance coverage for, and an undertaking to indemnify or indemnification of, our office holders must be approved by our audit committee and board of directors and, if the office holder is a director, also by our shareholders.

Our Articles of Association allow us to insure, indemnify and exempt our office holders to the fullest extent permitted by Israeli law.  We maintain a directors’ and officers’ liability insurance policy with a per claim and aggregate coverage limit of $20 million, including legal costs incurred in Israel.  In addition, our audit committee, board of directors and shareholders resolved to indemnify our office holders, pursuant to a standard indemnification agreement that provides for indemnification of an office holder in an amount up to $5 million.  To date, we have provided letters of indemnification to all of our officers and directors.

ITEM 9.    EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

ITEM 10.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished,  provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

           (i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

(i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yehud, Israel, on March 31, 2017.

Magal Security Systems Ltd.
By:	/s/ Saar Koursh Saar Koursh Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Saar Koursh or Yaacov Vinokur, jointly and severally, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Gillon Beck Gillon Beck	Chairman of the Board of Directors
/s/ Saar Koursh Saar Koursh	Chief Executive Officer
/s/ Yaacov Vinokur Yaacov Vinokur	Chief Financial Officer and Principal Accounting Officer
/s/ Avraham Bigger Avraham Bigger	Director
/s/ Ron Ben-Haim Ron Ben-Haim	Director
/s/ Barry Stiefel Barry Stiefel	Director
/s/ Jacob Berman Jacob Berman	Director
/s/ Liza Singer Liza Singer	Director
/s/ Moshe Tsabari Moshe Tsabari	Director
Senstar Inc. By: /s/ James Quick Name: James Quick Title: President and Manager	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Memorandum of Association of the Registrant (1)
3.2	Articles of Association of the Registrant (2)
3.4	Specimen of Ordinary Share Certificate (3)
5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates
10.1	Form of Warrant (4)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to the Registration Statement)
___________

(1)
Filed as an exhibit to our Registration Statement on Form F-1 (File No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, as amended, and incorporated herein by reference.

(2)
Filed as an exhibit to our Registration Statement on Form F-1 (No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, as amended, and incorporated herein by reference, as amended by an amendment filed as an exhibit to our Registration Statement on Form S-8 (File No. 333-6246), filed with the Commission on January 7, 1997 and incorporated herein by reference, as further amended by an amendment filed as an exhibit to our Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on June 29, 2001 and incorporated herein by reference, as further amended by the company’s shareholders on July 17, 2002, as described under Form 6-K furnished to the SEC on June 19, 2002, as further amended by the company’s shareholders on August 20, 2008, as described under Form 6-K furnished to the SEC on July 17, 2008, and as further amended by the company’s shareholders on August 31, 2011, as described under Form 6-K furnished to the SEC on July 27, 2011.

(3)	Filed as an exhibit to our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 18, 1993, as amended, and incorporated herein by reference.

(4)	Filed as an exhibit to our Annual Report on Form 20-F, filed with the Securities and Exchange Commission on March 29, 2017, and incorporated herein by reference.